Exhibit 23.3

Consent of Independent Accountants

The Board of Directors
Covenant Transportation Group, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Lattimore Black Morgan & Cain, PC

Chattanooga, TN
November 5, 2014

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